Exhibit 99.1

Geron Corporation Reports Second Quarter 2026 Financial Results and Recent Business Highlights

August 5, 2026

Achieved $57.5 million in RYTELO® (imetelstat) net product revenue in Q2 2026, an increase of 11% compared to Q1 2026

Reiterated 2026 RYTELO net product revenue and total operating expenses expected to be in the ranges of $220 million to $240 million, and $230 million to $240 million, respectively

Ended Q2 2026 with cash, cash equivalents, restricted cash and marketable securities of $327 million

Broadened leadership team with the appointment of Chinmaya Rath as Chief Business Officer

Company to host conference call and webcast today, August 5, 2026, at 8:00 a.m. ET

FOSTER CITY, Calif., Aug. 05, 2026 (GLOBE NEWSWIRE) – Geron Corporation (Nasdaq: GERN), a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer, today reported financial results for the second quarter of 2026 and recent business highlights.

“We are executing a focused strategy to build a leading hematology company, which starts with bringing RYTELO to more eligible patients impacted by LR-MDS in the U.S. Our team delivered a third consecutive quarter of RYTELO demand growth, and in the first half of 2026, grew net revenue by 24% while decreasing total operating expenses by 4% compared to the same period last year,” said Harout Semerjian, President and Chief Executive Officer of Geron. “With an estimated 8,000 second-line LR-MDS patients in the U.S., we see a meaningful opportunity to continue growing demand for RYTELO in 2026 and beyond. We also have the opportunity to create additional long-term value by expanding access to RYTELO in other geographies, advancing our Phase 3 IMpactMF trial in relapsed/refractory myelofibrosis and pursuing strategic innovation to develop and commercialize new therapies for people living with blood cancers.”

Recent Business Highlights

•	Reported RYTELO net product revenue of $57.5 million in the second quarter of 2026.

•	Grew RYTELO demand by 5% in the second quarter 2026, compared to the first quarter 2026.

•	Increased ordering accounts by roughly 8% in the second quarter 2026 to approximately 1,575.

•

Presented the first real-world evidence study of RYTELO in patients with lower-risk myelodysplastic syndromes (LR-MDS) at the European Hematology Association (EHA) 2026 Congress. The retrospective portion of the investigator-sponsored study, conducted at the Moffitt Cancer Center, reported safety and clinical efficacy of imetelstat in advanced, heavily transfusion-dependent patients with LR-MDS, including patients with extensive prior therapies and after luspatercept failure. The efficacy, safety and tolerability observed were generally consistent with findings from the Phase 3 IMerge trial in a broader patient population.[1]

•

Presented two abstracts studying imetelstat in relapsed/refractory myelofibrosis at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, including an updated overall survival analysis from the Phase 2 IMbark trial compared with real-world data.

•	Broadened the leadership team with the appointment of Chinmaya Rath as Chief Business Officer.

Second Quarter 2026 Financial Results

Cash and Marketable Securities

As of June 30, 2026, Geron had approximately $326.9 million in cash, cash equivalents, restricted cash and marketable securities, compared to $341.0 million as of March 31, 2026, which provides the Company with cash for the foreseeable future.

Net Loss

For the three months ended June 30, 2026, the Company reported a net loss of $16.7 million, or $0.02 per share, compared to $16.4 million, or $0.02 per share, for the three months ended June 30, 2025. The increase in net loss is directly attributable to non-cash inventory-related expenses, which were partially offset by an increase in RYTELO net product revenue for the quarter.

Revenues

Total product revenue, net for the three months ended June 30, 2026, was $57.5 million, compared to $49.0 million for the three months ended June 30, 2025.

Costs and Operating Expenses

Total costs and operating expenses for the three months ended June 30, 2026, were $70.0 million, compared to $61.5 million for the three months ended June 30, 2025. The increase is primarily due to non-cash inventory-related expenses.

Cost of goods sold was approximately $9.2 million for the three months ended June 30, 2026, compared to $1.2 million for the three months ended June 30, 2025, which consisted of costs to manufacture and distribute RYTELO. The increase is primarily due to non-cash inventory-related expenses.

Research and development expenses for the three months ended June 30, 2026, were $22.0 million, compared to $21.7 million for the same period in 2025. The increase in research and development expenses was a result of investments in manufacturing and was partially offset by lower headcount costs from the workforce reduction in December 2025.

Selling, general and administrative expenses for the three months ended June 30, 2026, were $38.9 million, compared to $38.6 million for the same period in 2025. We continue to invest in our RYTELO commercialization strategy while managing lower general and administrative expenses primarily due to a decrease in personnel expense as a result of the workforce reduction in December 2025.

2026 Financial Guidance

For fiscal year 2026, the Company expects RYTELO net product revenue to be in the range of $220 million to $240 million. Geron also expects total operating expenses to be between $230 million and $240 million. Total operating expenses include non-cash items such as stock-based compensation expense, amortization of debt discounts and issuance costs, inventory write-offs, depreciation and amortization.

Based on current operating plans and assumptions, the Company believes that its existing cash, cash equivalents, restricted cash and marketable securities, together with anticipated net revenues from U.S. sales of RYTELO, will be sufficient to fund projected operating requirements for the foreseeable future.

Conference Call

Geron will host a conference call at 8:00 a.m. ET on Wednesday, August 5, 2026, to discuss business updates and second quarter 2026 financial results.

A live webcast of the conference call will be available on the “Investors & Media” page of the Company’s website at www.geron.com. A replay of the webcast will be archived and available on the Company’s website.

1. Data presented at the European Hematology Association (EHA) 2026 Congress: Komrokji RS, et al. “ Real-world Outcomes of Imetelstat: Interrogating Safety, Efficacy and Predictors of Response in Heavily Pretreated Lower-Risk MDS Patients.” Poster PF670. June 11-14, 2026, Stockholm, Sweden.

About RYTELO (imetelstat)

RYTELO (imetelstat) is an oligonucleotide telomerase inhibitor approved in the U.S. for the treatment of adult patients with lower-risk myelodysplastic syndromes (LR-MDS) with transfusion-dependent anemia requiring four or more red blood cell units over eight weeks who have not responded to or have lost response to or are ineligible for erythropoiesis-stimulating agents (ESAs). It is indicated to be administered as an intravenous infusion over two hours every four weeks.

In addition, RYTELO is approved in the European Union as a monotherapy for the treatment of adult patients with transfusion-dependent anemia due to very low, low or intermediate risk myelodysplastic syndromes without an isolated deletion 5q cytogenetic (non-del 5q) abnormality and who had an unsatisfactory response to or are ineligible for erythropoietin-based therapy.

RYTELO is a first-in-class treatment that works by inhibiting telomerase enzymatic activity. Telomeres are protective caps at the end of chromosomes that naturally shorten each time a cell divides. In LR-MDS, abnormal bone marrow cells often express the enzyme telomerase, which rebuilds those telomeres, allowing for uncontrolled cell division. Developed and exclusively owned by Geron, RYTELO is the first and only telomerase inhibitor approved by the U.S. Food and Drug Administration and the European Commission.

Please see RYTELO (imetelstat) full Prescribing Information, including Medication Guide, available at https://pi.geron.com/products /US/pi/rytelo_pi.pdf.

About Geron

Geron is a commercial-stage biopharmaceutical company aiming to change lives by changing the course of blood cancer. Our first-in-class telomerase inhibitor RYTELO® (imetelstat) is approved in the United States and the European Union for the treatment of certain adult patients with lower-risk myelodysplastic syndromes with transfusion dependent anemia. We are also conducting a pivotal Phase 3 clinical trial of imetelstat in JAK-inhibitor relapsed/refractory myelofibrosis, as well as studies in other hematologic malignancies. To learn more, visit www.geron.com or follow us on LinkedIn.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) Geron’s 2026 financial guidance, including its expected full year 2026 RYTELO net product revenue range and total operating expense range; (ii) Geron being positioned to build in the future on RYTELO demand and net revenue growth in the second half of 2026; (iii) Geron’s potential European lower-risk MDS commercial strategy for RYTELO; (iv) Geron’s 2026 priorities, including remaining focused on growing RYTELO net revenue in the U.S., pursuing pathways to bring RYTELO to patients outside of the U.S., advancing its Phase 3 IMpactMF trial, remaining financially disciplined, and evaluating opportunistic innovation; (v) the expected timing of initial data from investigator-sponsored and real-world evidence trials focusing on RYTELO’s mechanistic studies, combinations and sequencing, earlier-line use and new settings; (vi) the pooled analysis from the IMerge population that suggests treatment-emergent cytopenias may reflect on-target effects associated with meaningful clinical outcomes, including hemoglobin increases and transfusion independence in LR-MDS; (vii) Geron’s belief that its existing cash, cash equivalents, restricted cash and marketable securities, together with anticipated net revenues from U.S. sales of RYTELO, will be sufficient to fund projected operating requirements for the foreseeable future; and (viii) and other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) whether Geron is successful in commercializing RYTELO for the treatment of certain patients with lower-risk MDS with transfusion dependent anemia and achieves market acceptance across the breadth of the eligible patient segments in RYTELO’s approved indication; (b) whether the FDA, European Commission and other regulatory authorities will approve imetelstat for other indications with labeling claims that are necessary or desirable for the successful commercialization of RYTELO and without significant labeling restrictions or requirements in an approved label; (c) Geron’s plans to commercialize RYTELO outside of the U.S., including Geron’s lack of experience selling, marketing and commercializing an approved drug outside of the U.S., and risks related to pricing, reimbursement, distribution, supply chain and other operational requirements of operating outside of the U.S.; (d) Geron’s future opportunities and plans, including the uncertainty of future revenues, expenses and other financial performance and results, and the related risk that Geron may be unable to meet its 2026 financial guidance; (e) whether Geron overcomes potential delays and other adverse impacts that may be caused by enrollment, clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing, supply chain, pricing, coverage and reimbursement, market penetration, regulatory, healthcare or geopolitical challenges in order to obtain and maintain the financial resources for and meet expected timelines and planned milestones; (f) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (g) whether any future safety or efficacy results of RYTELO treatment cause its benefit-risk profile to become unacceptable or negatively impact commercialization, regulatory approvals or clinical development; (h) whether imetelstat actually demonstrates disease-modifying activity in patients, including transfusion independence in LR-MDS, and the ability to target the malignant stem and progenitor cells of the underlying disease; (i) whether Geron meets its post-marketing requirements and commitments for RYTELO; (j) whether there are failures or delays in manufacturing or supplying sufficient quantities of RYTELO (imetelstat) or other clinical trial materials that negatively impact commercialization of RYTELO or the conduct and timing of clinical trials; (k) that the expected timing for initial data from investigator-sponsored and real-world evidence trials may be delayed, perhaps significantly; (l) that the projected timing for the interim and final analyses of the Phase 3 IMpactMF trial may prove to be incorrect and may be delayed, perhaps significantly, depending on actual death rates in the trial which are beyond Geron’s control; (m) whether Geron stays in compliance with and satisfies its obligations under its debt and synthetic royalty financing agreements; (n) whether Geron successfully manages the changes in its workforce and realizes expected operating expense savings and business efficiencies resulting from its completed strategic restructuring plan; and (o) as it relates to Geron’s belief as to the sufficiency of its cash resources, if Geron does not generate net revenues from commercial sales of RYTELO at the levels it anticipates, if it experiences unforeseen events or chooses to make other investments in its business, or if its assumptions regarding its projected operating expenses are otherwise incorrect, Geron may require additional funding, which may not be available to Geron on commercially-reasonable terms or at all. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s annual report on Form 10-K for the year ended December 31, 2025, Geron’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, and Geron’s upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2026, and subsequent filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

GERON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30
(in thousands, except per share data)	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product revenue, net	$57,473	$49,007	$109,244	$88,443
Royalties	7	29	73	196

Total revenues	57,480	49,036	109,317	88,639

Costs and operating expenses:
Cost of goods sold	9,240	1,190	10,932	2,396
Research and development	22,030	21,736	36,986	36,814
Selling, general and administrative	38,863	38,564	74,288	78,587
Restructuring charges	(157)	—	(551)	—

Total costs and operating expenses	69,976	61,490	121,655	117,797

Loss from operations	(12,496)	(12,454)	(12,338)	(29,158)
Interest income	2,971	4,656	6,392	9,808
Interest expense	(7,146)	(8,516)	(14,293)	(16,716)
Other income (expense), net	(9)	(61)	(83)	(144)

Net loss	$(16,680)	$(16,375)	$(20,322)	$(36,210)

Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.03)	$(0.05)
Weighted-average shares used in calculating basic and diluted net loss per share	670,696	666,170	670,039	666,039

GERON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
(in thousands)	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$64,531	$79,440
Current marketable securities	238,206	280,359
Other current assets	183,602	160,472

Total current assets	486,339	520,271
Noncurrent marketable securities	24,122	41,289
Property and equipment, net	1,089	884
Deposits and other assets	7,459	8,096

Total assets	$519,009	$570,540

Current liabilities	$70,331	$111,542
Noncurrent liabilities	230,064	233,126
Stockholders’ equity	218,614	225,872

Total liabilities and stockholders’ equity	$519,009	$570,540

Note 1: Derived from audited financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2025.

Investors and Media

Dawn Schottlandt

Senior Vice President, Investor Relations and Corporate Affairs

dschottlandt@geron.com